Exhibit 99.2

Cyanotech Corporation

Moderator: Dr. Gerald Cysewski

August 11, 2005

5:30 p.m. EST

OPERATOR:  Welcome to the Cyanotech quarterly conference call for the first quarter of fiscal 2006.  Our speakers are Dr. Gerry Cysewski, Chairman, President, and Chief Executive Officer of Cyanotech; and Jeff Sakamoto, Chief Financial Officer and Vice President of Finance and Administration.  First, Bert Creighton will read our Safe Harbor Statement.

BERT CREIGHTON- Russell Communications Group:  Before we begin the conference call, I’ll read the Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995.  Except for statements of historical fact, the statements made during this conference call are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.

These factors include, but are not limited to, general economic conditions; forecasts of sales and future periods; changes in sales levels to our largest customers; weather patterns; production problems caused by contamination; risks associated with the acceptance of new products; competition; foreign exchange fluctuations; government regulation; and other factors more fully detailed in the company’s Form 10-Q and annual Form 10-K filings with the Securities and Exchange Commission.  Now, here’s Gerry to begin our conference call.

GERALD CYSEWSKI, CHAIRMAN, PRESIDENT AND CEO, CYANOTECH:  Well, Bert, thank you very much and good afternoon to our Q1 conference call participants.  We just released our financial results for the first quarter of fiscal 2006 and are generally pleased with our progress.  Cyanotech is continuing to operate in a profitable manner as we seek to expand our sales reach.

To that end, we have focused our sales and marketing efforts on wholesale products sold business to business worldwide.  With limited resources, we understand that our special expertise is in the technology and process of microalgae cultivation and believe that our efforts are best suited to maintain our leadership position to supply ingredients for use in our customers’ finished products.

We are ramping up our sales and marketing communication outreach over the coming months and hope to see results based on heightened awareness of our quality products.  The first quarter was characterized by stronger sales of all our products compared to the first quarter of fiscal 2005 and the prior consecutive quarter.  Overall, our sales for all products are generally split about 50/50 between domestic and international sales.

We have been cultivating Spirulina Pacifica for over 20 years at our Kona facility and our focus on quality, product safety and high value has attracted customers from around the world who desire this high quality product.  In turn, this translates into high demand for our Spirulina products.

Our Bio-Astin anti-inflammatory antioxidant has the same reputation for quality, safety, and high value and it is a relatively new product.  We are very excited about its potential for increased sales.  Astaxanthin is rising in awareness among the nutraceutical, nutrition supplement, and cosmoceutical markets, and we believe Cyanotech, with its premium product, will be a major participant in this expected growth.

Contributing to our results for this quarter were increased sales of NatuRose natural astaxanthin into the Japan aquaculture market.  This is encouraging, but we remain cautious about the recovery rate of that market following the disruption caused by a severe typhoon season a year ago.  This market swing shows the volatility and product demand that we must plan for.

In terms of infrastructure, we have used a fixed number of ponds in active cultivation for Spirulina and astaxanthin, and it took time to move from one use to the other.  With completion of our production facility upgrade last fiscal year where we converted several ponds to be able to quickly switch from one product to the other, we are now able to better adapt our cultivation processing according to market trends.

This capability really enhances our ability to support new markets and customers.  Overall, it is important to note that our results may vary from quarter to quarter, but our goal is to achieve annual revenue growth and increase profitability.  With that, I’ll ask Jeff to talk about some of the details of our performance this quarter.  Jeff?

JEFFREY SAKAMOTO, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND CFO, CYANOTECH:  Thank you, Gerry.  Hello, everyone, and thank you for attending our investor call today.  For the first quarter of fiscal 2006, the quarter ended June 30, 2005, Cyanotech Corporation recorded net income of $153,000, or $0.01 per diluted share, on net sales of $3,029,000.  The comparative overview for this quarter is as follows.

For the first quarter of fiscal 2006, our company reported net sales of $3,029,000.  This is an increase of $322,000, or 12 percent, over the $2,707,000 of net sales reported for the first quarter of our prior fiscal year.  Gross profit was $1,025,000 for the quarter with a gross profit margin of 34 percent.  In comparison, during the first quarter of our prior fiscal year, our company reported gross profit of $887,000 and gross profit margin of 33 percent.

Operating expenses for the current year quarter amounted to $817,000, up 13 percent from operating expenses of $726,000 for the same period a year ago.  This increase is attributable to increased general and administrative and sales and marketing expenses, partially offset by decreased research and development expenses for the period.  Other expense net amounted to $50,000 for the quarter ended June 30, 2005, as compared to other expense net of $33,000 for the comparable quarter of the prior year.

Income tax expense for the current quarter was $5,000 compared to $15,000 for the same period of the prior year.  As I mentioned at the outset, net income for the quarter ended June 30, 2005, was $153,000, or $0.01 per diluted share, an increase of 35 percent from the comparable quarter of our prior fiscal year when the company reported net income of $113,000, or $0.01 per diluted share.  At June 30, 2005, the company had working capital of $5,471,000, a 7 percent improvement over working capital of $5,102,000 at the beginning of the quarter.  With that, I’ve concluded my financial overview of our quarter, and I will turn the conference back to Dr. Cysewski.

GERALD CYSEWSKI:  Well, Jeff, thank you very much.  That essentially sums up our quarterly report and now I’d like to take questions from our callers.  Operator, could you please open the session up for questions?

OPERATOR:  Thank you.  Now Dr. Cysewski and Mr. Sakamoto will answer any questions.  If you have a question, please press *1 on your touch-tone phone at this time.  If at any point your question is answered, you may remove yourself from the queue by pressing the pound key.  Questions will be taken in the order they are received.  We do ask that while you pose your question that you pick up your handset to provide optimum sound quality.  Once again, that is *1 to ask a question.

Our first question comes from Jonathan Ziegler.  Please go ahead, sir.

JONATHAN ZIEGLER, JM DUTTON:  Hello, guys, and congratulations on a nice quarter.  You must feel good.

GERALD CYSEWSKI:  Well, yes, Jonathan.  Thank you very much.

JONATHAN ZIEGLER:  Can I trouble you to provide kind of a sales breakdown for the quarter among BioAstin®, NatuRose® and Spirulina Pacifica®?  Do you have that available?

JEFFREY SAKAMOTO:  We do have that, and it will be filed with our quarterly results on this coming Monday.

JONATHAN ZIEGLER:  On Monday?

JEFFREY SAKAMOTO:  Yes.

JONATHAN ZIEGLER:  OK.

JEFFREY SAKAMOTO:  Essentially what we saw during the quarter was continued strong sales of our Spirulina products, all of our Spirulina products…

JONATHAN ZIEGLER:  OK.

JEFFREY SAKAMOTO:  … strong sales of NatuRose and natural astaxanthin products, such as BioAstin.

JONATHAN ZIEGLER:  Sure.

JEFFREY SAKAMOTO:  The proportion, there is about 62 percent sales of Spirulina Pacifica or revenues derived from Spirulina Pacifica, about 35 percent derived from natural astaxanthin products as a whole.

JONATHAN ZIEGLER:  OK.  And Gerry, you seemed a little bit reserved about the outlook for the recovery of the Japanese market.  Can you elaborate on that a little bit?

GERALD CYSEWSKI:  Well certainly, the Japanese fish farmers in southern Japan suffered a tremendous amount of damage.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  I think that they have rebuilt, but it may take a longer time period to bring their stocks up to previous years’ levels.

JONATHAN ZIEGLER:  OK.

GERALD CYSEWSKI:  And so although we’re cautiously optimistic and keeping as best tabs as we can on that, we still are cautious.

JONATHAN ZIEGLER:  OK.  Well, I guess that’s a good way to be.  How are you with your comfort level with your inventories right now? Are they a little ahead of where you want or are you in good shape?  What would you think?

JEFFREY SAKAMOTO:  Let me answer that question.  Our inventories, if we look at the end of the first quarter versus the beginning of the fiscal year are about the same.

JONATHAN ZIEGLER:  OK.

JEFFREY SAKAMOTO:  During this past quarter, our finished goods inventory has decreased a little bit, which is a good sign because it means we’re selling more product.

JONATHAN ZIEGLER:  Yes.

JEFFREY SAKAMOTO:  In anticipation of the quarters to come, we did see that offset in part by some increases in raw materials and work in process.  We’re comfortable with our inventory levels right now.

GERALD CYSEWSKI:  Yes.

JONATHAN ZIEGLER:  OK.  Good.  And I take it you want me to wait for the Q to get your capital expenditure number for the quarter?

JEFFREY SAKAMOTO:  Yes, I’d prefer that.

JONATHAN ZIEGLER:  OK.  A few more questions, if it’s OK, because this is really interesting.  Where do you, looking now, can you tell us, just update us on the pond allocation between Spirulina and the natural astaxanthin products, and has there been any change?  Or do you expect any looking forward?

GERALD CYSEWSKI:  Well, I can tell you, Jonathan, that because the demand for NatuRose has been down, we have not gone ahead with and completed – well, I shouldn’t say we have not gone ahead and converted and used the ten ponds slated for conversion for astaxanthin production.

JONATHAN ZIEGLER:  OK.

GERALD CYSEWSKI:  We actually contracted back to the original slate of 15 ponds.

JONATHAN ZIEGLER:  OK.

GERALD CYSEWSKI:  And maintaining this flexibility in order for us to satisfy market demands.  As Jeff had mentioned, demand for Spirulina has been very good.

JONATHAN ZIEGLER:  Right.

GERALD CYSEWSKI:  We concentrated our effort there.  And ...

JONATHAN ZIEGLER:  My understanding would be a breakdown would be 44/15?

GERALD CYSEWSKI:  Actually, it would be 54/15.

JONATHAN ZIEGLER:  54/15.  OK.  So that would be Spirulina and then, OK.  Then anything new – Gerry, last time we talked you indicated there might be some stuff going on, prospective new clinicals.  Is there anything that you can update us on there?

GERALD CYSEWSKI:  Yes.  We mentioned in the last conference call that we certainly were investing in new clinical trials, primarily for health effects on BioAstin.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  Those clinical trials are ongoing, and we definitely expect to have results, although we can’t guarantee that they’ll be positive, but we will have results by the end of this calendar year.

JONATHAN ZIEGLER:  OK.  And are you starting any new ones?

GERALD CYSEWSKI:  We are possibly working – well, we have made a commitment to work with a foreign customer to run one additional clinical trial.

JONATHAN ZIEGLER:  OK.

GERALD CYSEWSKI:  To be honest, we are certainly going to be waiting for the results of the clinical trial we completely funded to get some direction for next clinical trials.

JONATHAN ZIEGLER:  OK.  And any idea, can you give us any update on what those trials might cost you this year, just what you think that might be for the balance of the year?

JEFFREY SAKAMOTO:  Well, Jonathan, this is Jeff.

JONATHAN ZIEGLER:  Yes.

JEFFREY SAKAMOTO:  Basically, you know what Dr. Cysewski said about the prospective clinical trials that we have moving forward.

JONATHAN ZIEGLER:  Yes.

JEFFREY SAKAMOTO: One of the ways that we’ve been able to keep a lid, so to speak, on our operating expenses is through working with our customers in co-sponsored clinical trials.

JONATHAN ZIEGLER:  OK.

JEFFREY SAKAMOTO:  At this point, developing those new – the protocol for those new trials and how extensive they will be is ongoing, and it’s safe to say that it’s going to be less expensive than if we funded a clinical trial completely out of our own pocket.

JONATHAN ZIEGLER:  Sure.  I just didn’t know if you had any numbers looking forward.

JEFFREY SAKAMOTO:  No, not at this time.

JONATHAN ZIEGLER:  OK.  And Jeff, I know you hate me to go into numbers, but your sales, you’re talking about a major – or it sounded like you’re talking about a more aggressive sales marketing effort.  Does that mean – can you tell us a little bit about head count and what that budget might be looking forward?  And also, your R&D expense was down in the quarter.  I’m just wondering if you can give just a little guidance on what you’re looking for those two categories, sales and marketing and R&D.

JEFFREY SAKAMOTO:  Well, first of all, just to reiterate our point, we don’t issue guidance.

JONATHAN ZIEGLER:  Oh, I understand that.  But what about ...

JEFFREY SAKAMOTO:  With respect to your questions about promotional and advertising expenditures, we have increased our expenditures in those areas to increase our market share in the different markets that we’re competing in.

JONATHAN ZIEGLER:  Yes.

JEFFREY SAKAMOTO:  The focus is presently on BioAstin.  It may extend to other products as well.  In terms of your questions about head count, we are not increasing our head count at this point in order to address the promotion and advertising.  We’re working with contractors and it’s just budgeted for advertising and promotional activities.

JONATHAN ZIEGLER:  OK.

JEFFREY SAKAMOTO:  With respect to research and development, one of the things that occurred this past quarter, there was a decline compared to the previous consecutive quarter and the first quarter of our prior year.

JONATHAN ZIEGLER:  Yes.

JEFFREY SAKAMOTO:  That’s mostly attributable to the personnel costs that we allocated to R&D in those quarters versus this quarter and the use of outside services in those quarters and this quarter.

GERALD CYSEWSKI:  Jonathan, can I just elaborate on a few things?

JONATHAN ZIEGLER:  Yes, sure.

GERALD CYSEWSKI:  First of all, your question about advertising and promotion hit on a question received from email, and it would probably be appropriate to answer that.  And the question really was, “What are you doing in those areas?”

JONATHAN ZIEGLER:  Yes, right.

GERALD CYSEWSKI:  Our primary emphasis to date has been on print advertising, and the print advertising has been in trade journals directed business to business, as far as the majority of our promotional campaign.  We have, however, run a number of limited advertisements directed at retailers to try to get some pull-through of the product and help support our customers’ products containing BioAstin.  The other thing I wanted to mention is that although our research expenditures were down for this quarter, the level of activity remains the same.

JONATHAN ZIEGLER:  All right.  Is there anything that you’re doing more aggressively in advertising and marketing going forward, do you think, that might show up on the top line?

JEFFREY SAKAMOTO:  Well, that’s the whole aim of our increased promotion and advertising.

JONATHAN ZIEGLER:  OK.  So, the budget is going up then?

JEFFREY SAKAMOTO:  The budget is going up, but we’re going to continue to monitor the effectiveness of our promotion and advertising activities.

JONATHAN ZIEGLER:  OK.

GERALD CYSEWSKI:  Yes, I think one thing called out is that our operating expenses were higher for this quarter, and one of the reasons was for increased sales and marketing expenditures, and those increased expenditures can be directly linked to promotional advertising.

JONATHAN ZIEGLER:  Right, which is all worthwhile expenditures.  Sounds good.  And your sales were good this quarter.  The final question I had, and then I’ll turn it over to someone else, is any new competitive pressures coming in, in terms of other folks taking share or pricing pressures or anything like that?

GERALD CYSEWSKI:  We are aware of a Japanese company that has announced – a small motorcycle company called Yamaha ...

JONATHAN ZIEGLER:  Yes, right.

GERALD CYSEWSKI:  ... that has announced that they are going to be entering into the natural astaxanthin market.

JONATHAN ZIEGLER:  They are not.  Really?

GERALD CYSEWSKI:  Yes.

JONATHAN ZIEGLER:  Wow.

GERALD CYSEWSKI:  That was a public release.  It is a completely closed-culture system.  It is a very expensive system both in terms of capital costs because it’s all indoors and completely closed.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  And very expensive in terms of operation because they’re using artificial light.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  No doubt they’ll produce a high-quality product but it will be very expensive.  I doubt that it will be able to compete in the aquaculture industry.  Certainly it’s something that does concern us but by the same token it does validate the fact that a large international company like Yamaha is getting into this market – it validates the potential for natural astaxanthin.  And to be frank, we feel we are certainly the leaders in cultivation of astaxanthin for microalgae.

JONATHAN ZIEGLER:  Right.  Do you know – they must think the market’s pretty sizable.  What do you think?

GERALD CYSEWSKI:  It’s very difficult to say.  Natural astaxanthin is really a new entrant into the nutraceutical market.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  We could draw some comparisons between, you know, natural astaxanthin and other antioxidants or other anti-inflammatory joint pain-type of specific health effect products.

JONATHAN ZIEGLER:  Yes.

GERALD CYSEWSKI:  And you know, if we drew a correspondence or analogy between those two, you know, we’re talking about potentially a billion dollar market.  We are not going to do that because it’s a new product into the market.  It needs scientific clinical support.  Science sells products these days, and that’s what we’re attempting to develop.  But we firmly believe that natural astaxanthin, our BioAstin product, has a tremendous potential.

JONATHAN ZIEGLER:  Yes.  That’s what we figure.  So I guess we should wait.  You might have some announcements about the trials before the end of the year, is that correct?

GERALD CYSEWSKI:  We certainly believe we will.

JONATHAN ZIEGLER:  OK.  Thanks, guys.  Appreciate it.  Good quarter.

GERALD CYSEWSKI:  Thank you, Jonathan.

JEFFREY SAKAMOTO:  Thank you.

OPERATOR:  Thank you.  Once again, if you do have a question, you may press *1 on your touch-tone phone at this time.  Again, that is *1 to ask a question.  Gentlemen, there are no further questions.

GERALD CYSEWSKI:  OK.  Well, if there are no more questions, I would like to make one final commentary.  That is that during the first quarter there was some indirect questioning of Cyanotech’s product safety as the safety concerns of other microalgae products were called into question.  As with any natural product, there is the potential for safety issues caused by poor circulation or harvesting practices and inferior technology.  This does not seem to be a problem in – excuse me, this does seem to be a problem in some areas of the world and with some producers.

I am pleased to reiterate, however, that Cyanotech’s processes and products have been deemed safe over and over again by various outside entities and independent testing laboratories.  These include our obtaining an ISO 9001-2000 status, and we were the first microalgae company in the world to obtain this ISO status.  Cyanotech’s closed-culture systems, as well as its open pond systems, have been designed based on many years of experience to minimize problems and ensure production of contamination-free microalgae products.

As an example, Cyanotech’s natural astaxanthin production system is also a registered ISO 9001 - 2000 quality management system and holds a Food Establishment Permit from the State of Hawaii Department of Health for Manufacturing and Processes.  We operate under the U.S. Food and Drug Administration guidelines.  Each lot of our Bio-Astin natural astaxanthin goes through rigorous quality control to ensure the highest quality and purity.

In addition to unsurpassed quality and purity, our many years of experience in proprietary technology allow us to produce far greater quantities of natural astaxanthin than our competitors.  And we maintain the leading market share of the worldwide human nutrition market and of animal nutrition market for algal-derived or algal-based natural astaxanthin products.  This quality control and production capability is extremely important.

In summary, Cyanotech is a world leader in microalgae production with its products, processes and technology to benefit from what is expected to be a growing demand for astaxanthin products.  I want to thank everyone for their interest in Cyanotech Corporation.  And, as always, if other questions come up after this call, please feel free to give either myself a call or Jeff Sakamoto.  Thank you very much for your time in attending our conference call.

OPERATOR:  Thank you.  This does conclude today’s teleconference.  Please disconnect your lines at this time and have a wonderful day.

GERALD CYCEWSKI:  Thank you.

END